SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                        -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  July 23, 2002
                         (Date of earliest event report)

                             WEYERHAEUSER COMPANY
                        ------------------------------------
                (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------
            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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Item 5.  Other Events

On July 23, 2002, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today reported second quarter net earnings of $72 million, or 32 cents per share, on net sales of $4.9 billion. This compares with $171 million, or 78 cents per share, on sales of $3.8 billion for the second quarter of 2001.

Second quarter net earnings for 2002 include a charge of 8 cents per share for costs associated with the closure, or impending closure, of four facilities; a charge of 8 cents per share for one-time costs associated with the integration of Willamette Industries; and a gain of 9 cents per share for the reversal of a countervailing duty accrual.

Results for 2001 second quarter include a gain of 7 cents per share for a one-time reduction in deferred taxes due to a lower Canadian corporate tax rate and charges of 3 cents per share for costs associated with Westwood Shipping Line's transition to a new charter fleet and 3 cents per share for one-time costs associated with the integration of MacMillan Bloedel and Trus Joist.

Excluding nonrecurring items, earnings for the 2002 second quarter were $87 million, or 39 cents per share. This compares with $168 million, or 77 cents per share, for the same quarter last year.

For the first six months of 2002, net earnings before nonrecurring items were $146 million, or $0.66 per share. This compares with $307 million, or $1.40 per share, for the same period last year.

"Our second quarter results were mixed, reflecting the differential performance of the markets in which we operate and effects of the overvalued U.S. dollar," said Steven R. Rogel, chairman, president and chief executive officer. "We started to see some improvement in the pulp, paper and containerboard markets due in part to the recent weakening of the dollar. The wood product markets continued to be unsettled due to the Canadian softwood lumber issue and excess supply in some product lines. Our real estate business continued to perform well. During the quarter, we continued to focus on integrating Willamette people, practices and operations and identifying synergies."

Including the acquired Willamette operations, results for the second quarter by segment were:

.. Timberlands - Operating earnings were $175 million compared with $129 million last year. Domestic log markets remained stable due to higher lumber production. Export log markets improved during the quarter aided by the weakening dollar, a trend expected to continue into the third quarter. Third quarter harvest levels are expected to be lower due to normal seasonal shutdowns and higher than normal fire conditions.

.. Wood Products - Operating earnings, including a $29 million pre-tax reversal of a countervailing duty accrual, were $64 million compared with $110 million for the same quarter last year. Markets continued to be affected by excess supply and the effects of the tariffs on Canadian softwood lumber. Despite strong demand, prices were mixed. Some modest improvement is expected in the third quarter as inventories decrease with continued strong demand.
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.. Pulp and Paper - The segment incurred a loss of $15 million compared with operating earnings of $27 million in the second quarter of 2001. Pulp and paper markets began to recover during the quarter as demand increased. However, a boiler explosion at the Plymouth, NC facility on May 8 had a significant adverse effect on quarterly results for the segment. The company expects boiler repairs to be completed in August, but the resulting lost production and higher operating costs will adversely affect third quarter results.

.. Containerboard Packaging and Recycling - Operating earnings, including pre-tax charges of $28 million for facility closures, were $75 million compared with $68 million last year. The domestic containerboard and packaging markets slowly improved during the quarter and this trend is expected to continue into the third quarter.

.. Real estate and related assets - Operating earnings, including a pre-tax gain of $7 million for the sale of an apartment complex, were $79 million compared with $62 million for the same quarter last year. Sales in the markets where the company operates remained strong during the second quarter. Although there has been a modest slowdown in traffic in some markets, the company expects its real estate business to continue to perform well into the third quarter given the strong six-month backlog of existing orders and favorable mortgage rates.

In other second quarter events, Weyerhaeuser announced that as of June 30, Willamette Industries had been fully merged into Weyerhaeuser. This completes Weyerhaeuser's acquisition of Willamette. As a result of the merger, all Willamette assets and obligations have become assets and obligations of Weyerhaeuser.

The company will hold a live conference call at 8:30 a.m. PDT (11:30 a.m.
EDT) on July 23 to discuss the second quarter results.

To access the conference call, listeners calling from within North America should dial 1-877-888-3490 at least 15 minutes prior to the start of the conference call. Those wishing to access the call from outside North America should dial 1-416-695-9753. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at 1-888-509-0081 within North America and at 1-416-695-9728 from outside North America.

The call may also be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2001, sales were $14.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.
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This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; performance of the company's manufacturing operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Yen, and restrictions on international trade or tariffs imposed on imports, including the countervailing and dumping duties imposed on the company's softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           WEYERHAEUSER COMPANY

                                       By     /s/ Steven J. Hillyard
                                           ----------------------------
                                       Its:    Vice President and
                                               Chief Accounting Officer
Date:  July 23, 2002
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